This document contains 20 pages.  The exhibit index is located on page 7.
 As filed with the Securities and Exchange Commission on April 26, 2002

                                                          Registration No. 333
               SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC  20549
                           FORM S-8
                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933
                    THE COMMERCE GROUP, INC.
                   (Exact name of issuer as specified in its charter)

          Massachusetts                          04-2599931
    (State or other jurisdiction                   (I.R.S. employer
  of incorporation or organization)                identification no.)

                      211 Main Street, Webster, MA  01570
                       (Address of principal executive offices)

                           THE COMMERCE GROUP, INC.
                        1994 MANAGEMENT INCENTIVE PLAN
                                 (Full title of plan)

  Arthur J. Remillard, Jr.                       Copy to:
  The Commerce Group, Inc.                  James A. Ermilio, Esq.
  211 Main Street                           The Commerce Group, Inc.
  Webster, MA  01570                        211 Main Street
  (Name, address and telephone                   (508) 943-9000
   number of agent for service)

                                  CALCULATION OF REGISTRATION FEE

Title of each class                     Proposed maximum     Proposed maximum        Amount of
 of securities to      Amount being      offering price     aggregate offering     registration
   be registered       registered (1)      per share              price                 fee
Common Stock,
$0.50 par value          2,500,000         $30.8563(2)       $77,140,855.00(2)     $7,096.96(2)

   (1)    This Registration Statement covers 2,500,000 shares of Common Stock which may be
issued under the Registrant's 1994 Management Incentive Plan (the "Plan").   In
addition, this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said Plan as a result of a stock dividend, stock split or other recapitalization.
   (2)    Calculated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon the weighted average of (i) 629,500 shares underlying options granted under the Plan having a per share exercise price of $29.33, (ii) 628,493 shares underlying options granted under the Plan having a per share exercise price of
$31.59, (iii) 1,184,344 shares underlying options granted under the Plan having a per share exercise price of $30.80 and (iv) 57,663 shares underlying options to be granted under the Plan at an assumed per share exercise price of $40.68, representing the average of the high and low prices per share of the Common Stock as reported on the
New York Stock Exchange on April 22, 2002.

                            PART II
          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by Reference.
     The Commerce Group, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):
       (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;
       (b)  The Company's Current Report on Form 8-K dated April 4, 2002;
and
       (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on April 28, 1988, including any amendments or reports filed for the purpose of updating such description.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of any post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that any other subsequently-filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.  Description of Securities.
     Not applicable.
Item 5.  Interests of Named Experts and Counsel.
     Not applicable.
Item 6.  Indemnification of Directors and Officers.
     The Company's By-laws, as amended to date, provide for indemnification of officers and directors to the fullest extent permitted by the laws of the Commonwealth of Massachusetts.

     Section 67 of Chapter 156B of the Massachusetts General Laws, which is applicable to the Company as a Massachusetts corporation, provides as follows:
     "Indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by
(i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.
     No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.
     The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.
     A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability."
     The Company provides officers' and directors' liability insurance for its officers and directors and has entered into indemnification agreements with each of its executive officers providing contractual indemnification by the Company to the fullest extent permissible under the laws of the Commonwealth of Massachusetts.
Item 7.  Exemption from Registration.
     Not applicable.
Item 8.  Exhibits.
     See the exhibit index immediately preceding the exhibits attached hereto.

Item 9.  Undertakings.
     (1)  The undersigned registrant hereby undertakes:
       (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
       (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
       (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
       (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the Massachusetts Business Corporation Law and the registrant's Articles of Incorporation and By-laws, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Act, and will be governed by the final adjudication of such issue.

                             SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Webster,
Massachusetts, on the 26th day of April 2002.
                                   THE COMMERCE GROUP, INC.
                                   By:

                                         Gerald Fels
                                         Gerald Fels
                                         Executive Vice President and
                                         Chief Financial Officer
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Arthur J. Remillard, Jr. and Gerald Fels, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-8 of the registrant, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

         Signatures                 Title                               Date
Arthur J. Remillard, Jr.          Chairman of the Board of Directors,       April 26, 2002
Arthur J. Remillard, Jr.          President and Chief Executive Officer


Gerald Fels                       Executive Vice President, Chief           April 26, 2002
Gerald Fels                       Financial Officer and Director


Arthur J. Remillard, III          Senior Vice President-Policyholder        April 26, 2002
Arthur J. Remillard, III          Benefits, Assistant Clerk and Director


Regan P. Remillard                Senior Vice President and Director        April 26, 2002
Regan P. Remillard


John W. Spillane                  Clerk and Director                        April 26, 2002
John W. Spillane
-5-




         Signatures                 Title                               Date


Herman F. Becker                        Director                            April 26, 2002
Herman F. Becker


Joseph A. Borski, Jr.                   Director                            April 26, 2002
Joseph A. Borski, Jr.


Eric G. Butler                          Director                            April 26, 2002
Eric G. Butler


Henry J. Camosse                        Director                            April 26, 2002
Henry J. Camosse


David R. Grenon                         Director                            April 26, 2002
David R. Grenon


Robert W. Harris                        Director                            April 26, 2002
Robert W. Harris


Robert S. Howland                       Director                            April 26, 2002
Robert S. Howland


John J. Kunkel                          Director                            April 26, 2002
John J. Kunkel


Raymond J. Lauring                      Director                            April 26, 2002
Raymond J. Lauring


                                        Director                            April 26, 2002
Normand R. Marois


                                        Director                            April 26, 2002
Suryakant M. Patel


Gurbachan Singh                         Director                            April 26, 2002
Gurbachan Singh


                           EXHIBIT INDEX

Exhibit No.     Title
Exhibit 4       The Commerce Group, Inc. 1994 Management Incentive Plan
Exhibit 5       Opinion of Nutter, McClennen & Fish, LLP
Exhibit 23.1    Consent of Nutter, McClennen & Fish, LLP
                contained in Exhibit 5)
Exhibit 23.2    Consent of Ernst & Young LLP


                                                    Exhibit 4
                      The Commerce Group, Inc.
                   1994 Management Incentive Plan
          (As Amended and Restated Through May 30, 1997)
Section 1.  Purpose
     The purpose of the 1994 Management Incentive Plan (the "Plan") of The Commerce Group, Inc. (the "Company") is to enable the Company and its subsidiaries to attract, retain and motivate their employees and other persons providing services to them and to enable such persons to participate in the long-term growth of the Company by increasing the motivation of such persons to strive toward enhancing the Company's growth and success.
Section 2.  Definitions
     As used in the Plan:
     "Act" means the Securities Exchange Act of 1934, as amended. "Award" means any Option, Stock Appreciation Right, Book Value
Award, Performance Stock Unit, Restricted Stock or Stock Unit awarded under the Plan.
     "Board" means the Board of Directors of the Company.
     "Book Value" means the book value of the Company determined in accordance with generally accepted accounting principles consistently applied, provided that the Committee in its sole discretion may include in Book Value for purposes of the Plan the amount of any dividends paid on the Common Stock during the Performance Cycle. In the event of any dispute as to Book Value, the matter shall be referred to the Company's independent public accountants whose determination shall be final and binding.
     "Book Value Award" means an Award to a Participant under
Section 9 hereof.
     "Cash Award" means an Award (or the portion thereof) that is by its terms payable in cash.
     "Closing Price" means the closing price of a share of Common Stock on the New York Stock Exchange or, if not listed on such exchange, on any other national exchange on which the Common Stock is listed or on NASDAQ.
     "Code" means the Internal Revenue Code of 1986, as amended from time to time.
     "Committee" means the Compensation Committee of the Board (or a subcommittee thereof), which shall consist of two or more directors, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of
Section 162(m) of the Code including any regulations (final, temporary or, in lieu thereof, proposed) promulgated thereunder, or any successor provision.

     "Company" means The Commerce Group, Inc., and any present or future subsidiary corporation (as defined in Section 424 of the Code) or any successor to such corporations.
     "Common Stock" or "Stock" means the common stock of the Company.
     "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value as determined by the Committee in good faith or in the manner established by the Committee from time to time.
     "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under the Plan which is intended to meet the requirements of Section 422 of the Code or any successor provision.
     "Non-Qualified Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under the Plan which is not intended to be an Incentive Stock Option.
     "Option" means an Incentive Stock Option or a Non-Qualified
Stock Option.
     "Participant" means a person selected by the Committee to receive an Award under the Plan.
     "Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance or Book Value is measured for the purpose of determining the extent to which an Award has been earned, the value of such Award or both.
     "Performance Stock Unit" means shares of Common Stock awarded to a Participant under Section 10 hereof.
     "Restricted Period" means the period of time selected by the Committee during which an award of Restricted Stock may be forfeited to the Company.
"Restricted Stock" means shares of Common Stock awarded to a Participant under Section 11 hereof which are subject to forfeiture.
     "Rule 16b-3" means Rule 16b-3 promulgated under Section 16(b) of the Act, as such rule may be amended from time to time, or any successor provision.
     "Stock Award" means any Award (or the portion thereof) that is by its terms payable in shares of Common Stock.
     "Stock Appreciation Right" or "SAR" means a right awarded to a Participant under Section 8 hereof.
     "Stock Unit" or "Unit" means a share of Common Stock or a unit that is valued in whole or in part by reference to, or otherwise based on, the Book Value, Fair Market Value or other value of a share of Common Stock awarded to a Participant under the Plan.

Section 3.  Administration
     (a) The Plan shall be administered by the Committee. Among other things, the Committee shall have the authority, subject to a similar right in the Board and to the terms of the Plan, to grant Awards, to determine the individuals to whom and the time or times at which Awards may be granted and to determine the terms and conditions of any Award granted hereunder.
     (b) Subject to the terms of this Plan, the Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Award, and to decide all disputes arising in connection with the Plan. The Committee's decisions and interpretations shall be final and binding. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.
Section 4.  Eligibility
     All directors, officers and other senior management employees of the Company shall be eligible to participate in the Plan.
Section 5.  Stock Available for Issuance Under the Plan
     Up to 2,500,000 shares of Common Stock may be issued in the aggregate pursuant to this Plan whether pursuant to Stock Awards or otherwise. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. Except as otherwise provided in this section, if any Stock Award expires or is terminated before exercise or is forfeited for any reason, without a payment in the form of Common Stock being made to the Participant, the shares of Common Stock subject to such Stock Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. If the Company is recapitalized through the subdivision or combination of the then outstanding shares of Common Stock into a larger or smaller number, whether pursuant to a stock split, stock dividend or otherwise, there shall be a proportionate increase or decrease in the number of shares of Common Stock that may be issued pursuant to this Plan. Nothing contained in this Section shall be deemed to limit the number of Units for which Cash Awards may be granted during the term of this Plan.
Section 6.  Annual Limit Per Participant
     No Participant may receive during any calendar year Awards which in the aggregate cover more than 500,000 Units.
Section 7.  Options
     (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Non-Qualified Stock Options and determine the number of shares to be covered by each Option, the option price therefor, the term of the Option, and the other conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted to the Committee under the Plan be so exercised, so as to disqualify the Plan or, without the consent of the optionee, any Incentive Stock Option granted under the Plan, under Section 422 of the Code.
     (b) The option price per share of Common Stock purchasable under an Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award but in no event less than the par value of the Common Stock. If the Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is granted to such Participant, the option price shall be not less than 110% of Fair Market Value of the Common Stock on the date of award.
     (c) No Option shall be exercisable more than ten years after the date the Option is awarded. If a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is awarded to such Participant, such Option shall not be exercisable after the expiration of five years from the date of award.
     (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefore is received by the Company. Such payment may be made in whole or in part in cash or by certified or bank check or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the Participant, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee may determine.
     (e) Except as otherwise provided by the Committee in the Award, no Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant's lifetime only by the Participant. A Participant shall notify the Committee in the event that he or she disposes of Common Stock acquired upon exercise of an Incentive Stock Option within the two-year period following the date the Incentive Stock Option was granted or within the one-year period following the date he or she received Common Stock upon the exercise of an Incentive Stock Option.
      (f) The Committee may at any time accelerate the exercisability of all or any portion of any Option.
Section 8.  Stock Appreciation Rights
     (a) A Stock Appreciation Right (or "SAR") is an Award entitling the Participant to receive an amount in cash or shares of Common Stock or a combination thereof having a value equal to (or if the Committee shall so determine at time of grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market

Value of a share of Common Stock on the date of grant (or over the option exercise price, if the Stock Appreciation Right was granted in tandem with an Option) multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised.
     (b) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option, and determine in its sole discretion the terms and conditions applicable thereto, including the form of payment. SARs granted in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. Subject to this paragraph (b) and to such rules as the Committee may, in its discretion and for any reason whatsoever, impose, an SAR granted in connection with an Option will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and shall not be transferable except to the extent that such related Option may be transferable.
     (c) The Committee may impose such additional conditions or limitations on the exercise of an SAR as it may deem necessary or desirable to secure for Participants the benefits of Rule 16b-3.
     (d) An SAR related to an Option which can be exercised only during limited periods following a change in control of the Company may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.
     (e) Notwithstanding that an Option at the time of exercise shall not be accompanied by a related Stock Appreciation Right, if the market price of the shares subject to such Option exceeds the exercise price of such Option at the time of its exercise, the Committee may, in its discretion, cancel such Option, in which event the Company shall pay to the person exercising such Option an amount equal to the difference between the Fair Market Value of the Common Stock to have been purchased pursuant to such exercise of such Option (determined on the date the Option is cancelled) and the aggregate consideration to have been paid by such person upon such exercise. Such payment shall be by check, bank draft or in Common Stock having a Fair Market Value (determined on the date the payment is to be made) equal to the amount of such payments or any combination thereof, as determined by the Committee. The Committee may exercise its discretion under the first sentence of this paragraph (e) only in the event of a written request of the person exercising the option, which request shall not be binding on the Committee.
Section 9.  Book Value Awards
     (a) A Book Value Award is an Award entitling the Participant to receive an amount in cash or shares of Common Stock or a combination thereof having a value equal to (or if the Committee shall so determine at time of grant, less than) the excess of the Book Value of a share of Common Stock on a date selected by the Committee over the Book Value of a share of Common Stock on a previous date selected by the Committee multiplied by the number of Book Value Award Units granted.

     (b) There may be more than one Performance Cycle in existence at any one time for Book Value Awards, and the duration of Performance Cycles may differ from each other.
     (c) During any Performance Cycle, the Committee may adjust the performance goals for such Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine, provided, however, that the Committee may specify at the time an Award is made that the performance goals applicable thereto may not be reduced during the term of the Award.
     (d) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the value of the compensation to which the Participant is entitled on the basis of the terms of the Book Value Award. The payment values of Book Value Awards shall be distributed to the Participant as soon as practicable thereafter. The Committee shall determine, at or after the time of grant of Book Value Awards, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.
Section 10.  Performance Stock Units
     (a) A Performance Stock Unit is an Award entitling the Participant to acquire shares of Common Stock upon the attainment of specified performance goals. Subject to the provisions of the Plan, the Committee may award Performance Stock Units and determine the performance goals applicable to each such Award, the number of such shares for each Performance Cycle, the duration of each Performance Cycle and all other limitations and conditions applicable to the awarded Performance Stock Units.
     (b) There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of each Performance Stock Unit shall be equal to (or if the Committee shall so determine at time of grant, less than) the Fair Market Value of one share of Common Stock on the date the Performance Stock Unit is earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Stock Unit has been earned.
     (c) During any Performance Cycle, the Committee may adjust the performance goals for such Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine, provided, however, that the Committee may specify at the time an Award is made that the performance goals applicable thereto may not be reduced during the term of the Award.
     (d) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Stock Units which have been earned by the Participant on the basis of performance in relation to the established performance goals. The payment values of earned Performance Stock Units shall be distributed to the Participant as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.
-13-
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Section 11.  Restricted Stock
     (a) A Restricted Stock Award is an Award entitling the Participant to acquire shares of Common Stock for a Purchase price equal to or greater than their par value, subject to such conditions and restrictions, including, without limitation, a Company right during a specified period or periods to repurchase such shares at their original purchase price (or to require forfeiture of such shares) upon the Participant's termination of employment, as the Committee shall determine.
     (b) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the purchase price (if any) therefore, the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to or repurchased by the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.
     (c) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant.
     (d) A Participant shall have all the rights of a stockholder with respect to the Restricted Stock including voting and dividend rights, subject to restrictions on transferability and Company repurchase or forfeiture rights described in this Section and subject to any other conditions determined by the Committee and contained in the Award.
Section 12.  Stock Units
     (a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.
     (b) Shares of Common Stock awarded in connection with a Stock Unit may be issued for no cash consideration or such minimum consideration as may be required by applicable law.
Section 13.  General Provisions Applicable to Awards
     (a) Notwithstanding any other provision of the Plan, if necessary to qualify for the exemption provided by Rule 16b-3 (i) any Common Stock or other equity security offered under the Plan to a Participant subject to Section 16 of the Act (a "Section 16 Participant") other than pursuant to an Option may not be sold for six months after acquisition; any Common Stock or other equity security acquired by a Section 16 Participant upon exercise of an Option may not be sold for six months after the date of grant of the Option; and any SAR granted to a Section 16 Participant may not be exercised for six months after the date of grant; and (ii) any
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Option, SAR or other similar right related to an equity security issued under the Plan shall not be transferable other than by will or the laws of descent and distribution. The Committee shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify the Plan or any Award from the exemption provided by Rule 16b-3.
     (b) Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.
     (c) Each Award may be made alone, in addition to or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.
     (d) The Committee shall determine whether Awards to Participants are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.
     (e) In the discretion of the Committee, any Award to a Participant under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.
     (f) The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or designated beneficiary may receive payment of an Award or exercise rights thereunder.
     (g) In order to preserve the rights of a Participant under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions with respect to any such change of control: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.
     (h) The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such
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tax obligations may be paid, in whole or in part, in shares of
Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery, provided, however, that with respect to any Section 16 Participant, any such retention of Shares shall be made in compliance with any applicable requirements of Rule 16b-3. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.
     (i) For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant:
          (i) a transfer to the employment of the Company from a subsidiary or from the Company to a subsidiary, or from one subsidiary to another, or
          (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.
For purposes of the Plan, employees of a subsidiary of the Company shall be deemed to have terminated their employment on the date on which such subsidiary ceases to be a subsidiary of the Company.
     (j) The Committee may amend, modify or terminate any outstanding Award held by a Participant, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization, converting an Incentive Stock Option to a Non-Qualified Stock Option, and modifying or waiving the restrictions with respect to any Restricted Stock, provided, however, that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.
     (k) In the event that the Committee determines in its sole discretion that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan to Participants, the Committee shall have the right to adjust equitably any or all of (i) the number and kind of shares of stock or securities in respect of which Awards may be made under the Plan to Participants, (ii) the number and kind of shares subject to outstanding Awards held by Participants, and (iii) the award, exercise or conversion price with respect to any of the foregoing held by Participants, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award held by a Participant, provided that the number of shares subject to any Stock Award shall always be a whole number.
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Section 14.  Miscellaneous
     (a) No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
     (b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for its employees.
     (c) Subject to the provisions of the applicable Award, no Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom shares of Common Stock are awarded shall be considered the holder of the Shares at the time of the Award except as otherwise provided in the applicable Award.
     (d) Subject to the approval of the stockholders of the Company, the Plan shall be effective on March 18, 1994. Prior to such approval, Awards may be made under the Plan expressly subject to such approval.
     (e) The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided, however, that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for exemptive relief under
Section 16(b) of the Act, or any successor provision.
     (f) Awards may not be made under the Plan after ten years from its effective date, but then outstanding Awards may extend beyond such date.


















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                                                  Exhibit 5


                                          April 25, 2002
The Commerce Group, Inc.
211 Main Street
Webster, MA 01570
Gentlemen/Ladies:
     We are furnishing this opinion to you pursuant to Item 8 of Form S-8 in support of the registration statement on Form S-8 (the "Registration Statement") which The Commerce Group, Inc. (the "Company") is filing concurrently herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Securities Act"), with respect to 2,500,000 shares, of the Company's common stock, $0.50 par value per share (the "Common Stock"), issuable pursuant to the Company's 1994 Management Incentive Plan, as amended to through date (the "Plan") and an indeterminate number of shares of such Common Stock which may be issued or become issuable under the Plan by reason of stock dividends, stock splits or other recapitalizations executed hereafter.
     We have acted as counsel to the Company in connection with the Registration Statement. We have examined such documents and made such other investigation as we have deemed appropriate to render the opinion set forth below. As to matters of fact material to our opinion, we have relied, without independent verification, on the Registration Statement and other inquiries of officers of the Company.
     The opinion expressed below is limited to Massachusetts law and the federal law of the United States. Based upon the foregoing, we are of the opinion that:
     1. When issued and paid for in compliance with the terms of the Plan, the Articles of Organization and the By-laws of the Company and the Massachusetts Business Corporation Law, the 2,500,000 shares of Common Stock referred to above will be duly and validly issued, fully paid and non-assessable; and
     2. The additional shares of Common Stock which may become issuable under the Plan by reason of stock dividends, stock splits or other recapitalizations hereafter executed, if and when issued in accordance with the terms of the Plan and upon compliance with the applicable provisions of law and of the Company's Articles of Organization and By-laws in effect at that time, will be duly and validly issued, fully paid and non-assessable.
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The Commerce Group, Inc.
April 25, 2002
Page 2



     This opinion letter shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association's Business Law Section as published in 53 Business Lawyer 831 (May 1998).
     We understand that this opinion letter is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement and of any amendments thereto. It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid shares only while the Registration Statement, as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act, is effective under the Securities Act.
                                 Very truly yours,
                                 Nutter, McClennen & Fish, LLP
MKK/SMA/JCC2
























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                                                    Exhibit 23.2

                        Consent of Independent Auditors


     We consent to the incorporation by reference in this Registration Statement (Form S-8) of our report dated January 29, 2002, with respect to the consolidated financial statements of The Commerce Group, Inc. and Subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                             ERNST & YOUNG LLP





Boston, Massachusetts
April 26, 2002






























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